Exhibit 5.1

June 9, 2006

FCStone Group, Inc.

2829 Westown Parkway, Suite 200

West Des Moines, IA 50266

Re:	FCStone Group, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to FCStone Group, Inc., an Iowa corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-8, (the “Registration Statement”) under the Securities Act of 1933, as amended, (the “Securities Act”), of 750,000 shares (the “Shares”) of Common Stock, no par value, of the Company to be issued pursuant to the FCStone Group, Inc. 2006 Equity Incentive Plan (the “Incentive Plan”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Articles of Incorporation of the Company (as amended and currently in effect by reason of the Articles of Restatement and Amendment of the Company filed with the Iowa Secretary of State on March 1, 2005); (ii) the Bylaws of the Company (as amended and currently in effect); (iii) the Incentive Plan; (iv) the Registration Statement and the prospectus being delivered to employees and directors pursuant thereto; (v) resolutions of the Board of Directors pertaining to the Incentive Plan; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that, other than with respect to the Company, at such times as the respective Shares are issued, all of the documents referred to in this opinion will have been duly authorized, executed, delivered and countersigned by, and will constitute the valid, binding and enforceable obligations of, all of the parties to such documents, that all of the signatories to such documents will have been duly authorized and all parties will be duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver, countersign and perform such documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and have assumed the correctness and accuracy of all such certificates.

We have further assumed that the consideration to be received by the Company in exchange for each share to be issued, as provided in the Incentive Plan, constitutes adequate consideration.

Based on the foregoing, and in reliance thereon, and subject to the assumptions, comments, qualification, limitations and exceptions set forth herein, we are of the opinion that, when the Shares have been duly issued, delivered, and paid for in accordance with the terms of the Incentive Plan, they will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the corporate laws of the State of Iowa, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Respectfully submitted,

Dickinson, Mackaman, Tyler & Hagen, P.C.

By:	/s/ Richard A. Malm
Richard A. Malm